EXHIBIT 99.1

American River Bankshares Consolidates Bank Brands under American River Bank

Rebranding campaign creates a single, unified brand across Northern California footprint

Sacramento, CA, August 20, 2012 – American River Bankshares (NASDAQ-GS: AMRB) announced today that it has consolidated all of its bank brands under the American River Bank name to create a single, unified presence across its Northern California footprint and to identify the Bank as the premier business bank in the region. It also reflects American River Bank’s intensified commitment to delivering exceptional client service and helping its business banking clients succeed.

“The move to consolidate under the American River Bank name represents the next phase for our Company,” said David Taber, President and Chief Executive Officer of American River Bank. “It underscores our current position as a strong, stable regional bank with a commitment to creating exceptional business banking experiences for our current and potential clients.” Taber continued, “It is also going to help us move forward on our growth trajectory as people begin to recognize our unified brand.”

Currently, American River Bank operates as a community business bank with five locations serving the Greater Sacramento Area, two operating as North Coast Bank branches in Sonoma County and three operating as Bank of Amador branches in Amador County. Effective today, all locations will now be American River Bank branches.

In addition to a single, unified American River Bank brand, the initiative also includes:

•	A new tagline, “Giving Business More Reach,” created to demonstrate American River Bank’s ability to partner with business owners to help them achieve more.

•	A new “REACH” advertising and marketing campaign to introduce the consolidated American River Bank brand identity to the Sonoma and Amador markets, as well as reaffirm American River Bank’s commitment to partnering with existing clients, thriving businesses, and others in the communities it serves.

•	The unveiling of the new “REACH” Business Blueprint, a proprietary and unique financial analysis tool designed to give American River Bank clients and potential clients a better understanding of key financial ratios so they can achieve more of their business goals.

•	A redesigned business banking website, including a new video series, REACHcast, to help demystify business loan concepts, as well as additional resources designed to make AmericanRiverBank.com a single destination across markets for business banking needs.

“Throughout all of these changes, our commitment to our clients and our core values has remained constant,” said Taber. “Our clients will still receive the same level of exceptional service, and our Bank will continue to focus on our responsibility as a community-minded partner.”

North Coast Bank and Bank of Amador clients can continue to use their existing checks, debit cards, online banking accounts, and all other payment methods without reservation.

About American River Bankshares

American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank, a regional bank serving Northern California since 1983. We give business owners more REACH by offering financial expertise and exceptional service to compliment a full suite of banking products and services. Our honest approach, commitment to community and focus on profitability is intended to lead our clients to greater success. For more information, call (800) 544-0545 or visit AmericanRiverBank.com.

Forward-Looking Statement

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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